Exhibit (a)(5)(A)

Storyboard: Intercept Pharma | UWSO | Intercept's Option Exchange Program Overview (2021) Scene 1 (00m00s - 00m06s) Words on-screen: Intercept’s Option Exchange Program Overview Description: https://equitv.aon.com/viewer/Intercept21/UWSO/0717af6d50f7450c

Storyboard: Intercept Pharma | UWSO | Intercept's Option Exchange Program Overview (2021) Scene 2 (00m06s - 00m14s) Words on-screen: • Welcome to Intercept’s Video on the option exchange program • UWSO: Intercepts Option Exchange Program Overview Script: Welcome to Intercept’s Video on the option exchange program. We’re excited to bring you this opportunity, as this may be welcome to you…

Storyboard: Intercept Pharma | UWSO | Intercept's Option Exchange Program Overview (2021) Scene 3-6 (00m14s - 00m23s) Words on-screen: • Welcome to Intercept’s Video on the option exchange program • UWSO: Intercepts Option Exchange Program Overview Script: …but you should be aware option exchanges have certain requirements that are important to understand when deciding if this is right for you.

Storyboard: Intercept Pharma | UWSO | Intercept's Option Exchange Program Overview (2021) Scene 7 (00m23s - 00m33s) Words on-screen: • Underwater Option: An option whose exercise price, as stated in your grant agreement, is above the current trading price of the stock • Exercise Price • Stock Price • UWSO: Intercepts Option Exchange Program Overview Script: First – let’s define an underwater option. An underwater option is an option whose exercise price, as stated in your grant agreement, is above the current trading price of the stock.

Storyboard: Intercept Pharma | UWSO | Intercept's Option Exchange Program Overview (2021) Scene 8 - 9 (00m33s - 00m38s) Words on-screen: • Underwater Option: An option whose exercise price, as stated in your grant agreement, is above the current trading price of the stock • Exercise Price • Stock Price • A regular occurrence • UWSO: Intercepts Option Exchange Program Overview Script: Though this is a regular occurrence with options…

Storyboard: Intercept Pharma | UWSO | Intercept's Option Exchange Program Overview (2021) Scene 10 (00m38s - 00m42s) Words on-screen: • Underwater Option: An option whose exercise price, as stated in your grant agreement, is above the current trading price of the stock • Exercise Price • Stock Price • UWSO: Intercepts Option Exchange Program Overview Script: …when an option becomes significantly underwater, employees often lose sight of the value in that, if the stock rebounds…

Storyboard: Intercept Pharma | UWSO | Intercept's Option Exchange Program Overview (2021) Scene 11 - 12 (00m42s - 00m45s) Words on-screen: • Underwater Option: An option whose exercise price, as stated in your grant agreement, is above the current trading price of the stock • Exercise Price • Stock Price • UWSO: Intercepts Option Exchange Program Overview Script: …it will be of real value again.

Storyboard: Intercept Pharma | UWSO | Intercept's Option Exchange Program Overview (2021) Scene 13 (00m45s - 00m51s) Words on-screen: • Underwater Option: An option whose exercise price, as stated in your grant agreement, is above the current trading price of the stock • 5+ Years • UWSO: Intercepts Option Exchange Program Overview Script: Especially with options that have five or more years left, it’s a lot of opportunity to make up for a drop in stock price…

Storyboard: Intercept Pharma | UWSO | Intercept's Option Exchange Program Overview (2021) Scene 14 - 15 (00m51s - 00m57s) Words on-screen: • Underwater Option: An option whose exercise price, as stated in your grant agreement, is above the current trading price of the stock • All options have some degree of value as long as Intercept is still around • UWSO: Intercepts Option Exchange Program Overview Script: …and with that, all options have some degree of value as long as Intercept is still around.

Storyboard: Intercept Pharma | UWSO | Intercept's Option Exchange Program Overview (2021) Scene 16 (00m57s - 01m02s) Words on-screen: • Underwater Option: An option whose exercise price, as stated in your grant agreement, is above the current trading price of the stock • All options have some degree of value as long as Intercept is still around • Opportunity • UWSO: Intercepts Option Exchange Program Overview Script: But we also know it is important to many of you to see opportunity over shorter horizons.

Storyboard: Intercept Pharma | UWSO | Intercept's Option Exchange Program Overview (2021) Scene 17 - 19 (01m02s - 01m18s) Words on-screen: • Option Exchange • Underwater Option • New Option • Exchange • UWSO: Intercepts Option Exchange Program Overview Script: An option exchange is an opportunity for eligible employees with eligible underwater option grants to exchange their options for new ones.

Storyboard: Intercept Pharma | UWSO | Intercept's Option Exchange Program Overview (2021) Scene 20 - 21 (01m18s - 01m31s) Words on-screen: • Option Exchange • Employer • Employees • Shareholders • Exchange • UWSO: Intercepts Option Exchange Program Overview Script: There are rules around these types of exchanges to assure that we are protecting both our interests as an employer, doing what’s best for employees, while also needing to assure our shareholders that we are acting in their best interests.

Storyboard: Intercept Pharma | UWSO | Intercept's Option Exchange Program Overview (2021) Scene 22 - 24 (01m31s - 01m41s) Words on-screen: • Option Exchange • Underwater Options: and option exchanges are not taken lightly • Windfall • UWSO: Intercepts Option Exchange Program Overview Script: #1 in shareholders’ views is assuring that this is not taken lightly and that it doesn’t become a windfall for employees or executives.

Storyboard: Intercept Pharma | UWSO | Intercept's Option Exchange Program Overview (2021) Scene 25 (01m41s - 01m46s) Words on-screen: • Option Exchange • Underwater Options: and option exchanges are not taken lightly • Windfall • Tender Offering • 1 • UWSO: Intercepts Option Exchange Program Overview Script: It is also important for you to understand, Intercept will only make this offering for these options once.

Storyboard: Intercept Pharma | UWSO | Intercept's Option Exchange Program Overview (2021) Scene 26 - 27 (01m46s - 02m00s) Words on-screen: • Option Exchange • Underwater Options: and option exchanges are not taken lightly • Windfall • Tender Offering • 1 • Executives who are Officers of the company and board members will not be eligible for Intercept’s exchange offering • UWSO: Intercepts Option Exchange Program Overview Script: There will not be another tender offering during the life of these options, so it’s important you make this evaluation now. Executives who are Officers of the company and board members will not be eligible for Intercept’s exchange offering.

Storyboard: Intercept Pharma | UWSO | Intercept's Option Exchange Program Overview (2021) Scene 28 (02m00s - 02m17s) Words on-screen: • Option Exchange Example • The Tender Offering • Click on any of the videos linked above to learn more. • UWSO: Intercepts Option Exchange Program Overview Script: For an example on how exchanges work, click here. For more on the tender offering, click here.